Exhibit 10.19

INTERNATIONAL STEM CELL CORPORATION

NON-QUALIFIED STOCK OPTION AGREEMENT

(Time-Based Vesting)

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) dated as of,                     (“Grant Date”), is between International Stem Cell Corporation, a Delaware Corporation (the “Company”), and                     (the “Recipient”). The stock option granted by this Agreement has not been granted under the International Stem Cell Corporation 2006 Equity Participation Plan (the “Plan”). However, for administrative convenience and simplicity, the parties refer to the Plan for certain defined terms and standard provisions. Capitalized terms used in this Agreement without definition shall have the meaning ascribed to such terms in the Plan.

1.	Grant of Stock Option, Option Price and Term.

(a) The Company grants to the Recipient a Non-Qualified Stock Option to purchase              shares of Common Stock of the Company (“Option Shares”) at a price of $0.         per share (“Option Price”) subject to the provisions of the Plan and the terms and conditions herein.

(b) The term of this Stock Option shall be a period of ten years from the Grant Date (the “Option Period”). During the Option Period, the Stock Option shall be vested and exercisable as of the dates set forth below according to the percentage set forth opposite such date:

Date	Vesting Schedule

Notwithstanding the foregoing, in the event the Recipient ceases to provide services to the Corporation or an Affiliate, whether as an employee, Director or Consultant for any reason whatsoever (i) any Stock Option held by the Recipient may thereafter be exercised by the Recipient, to the extent it was exercisable at the time of such cessation, for a period of              years from the date of such cessation or until the expiration of the stated term of the option, whichever period is shorter, and (ii) each Stock Option that remains unexercisable as of the date of cessation shall be terminated at the time of such cessation.

(c) The Stock Option granted hereunder is designated as a Non-Qualified Stock Option which is not transferable by the Recipient except by will or in accordance with the laws of descent and distribution. The Stock Option granted hereunder is not intended to constitute an “incentive stock option” as that term is used in Section 422 of the Code.

(d) The Company shall not be required to issue any fractional shares of Common Stock. Any fractional shares of Common Stock shall be paid in cash.

2.	Exercise.

The Stock Option shall be exercisable during the Recipient’s lifetime only by the Recipient (or his or her guardian or legal representative (each, a “Representative”)), and after the Recipient’s death only by a Representative. The Stock Option may only be exercised by the delivery to the Company of a properly completed written notice, which notice shall specify the number of Option Shares to be purchased and the aggregate Option Price for such shares, together with payment in full of such aggregate Option Price. Payment shall only be made as specified in the Plan. If any part of the payment of the Option Price is made in shares of Common Stock, such shares shall be valued by using their Fair Market Value as of the date of exercise of the Stock Option.

The Stock Option may not be exercised unless there has been compliance with the Plan and all of the preceding provisions of this Section 2, and, for all purposes of this Agreement, the date of the exercise of the Stock Option shall be the date upon which there is compliance with all such requirements.

3.	Payment of Withholding Taxes.

If the Company is obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Stock Option, the Recipient shall be required to pay such amount to the Company, as provided in the Plan. The Recipient acknowledges and agrees that he or she is responsible for the tax consequences associated with the grant of the Stock Option and its exercise.

4.	Changes in Company’s Capital Structure.

The existence of this Stock Option will not affect in any way the right or authority of the Company or its stockholders to make or authorize (a) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (b) any merger or consolidation of the Company’s capital structure or its business; (c) any merger or consolidation of the Company; (d) any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof; (e) the dissolution or liquidation of the Company; (f) any sale or transfer of all or any part of its assets or business; or (g) any other corporate act or proceeding, whether of a similar character or otherwise.

In the event of a Change in Control or other corporate restructuring provided for in the Plan, the Recipient shall have such rights, and the Board shall or may, as the case may be, take such actions, as are provided for in the Plan.

5.	Plan.

The Stock Option is not granted pursuant to the Plan. However, except as set forth in this Agreement, the Stock Option and this Agreement are governed by the terms of the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Agreement by reference or are expressly cited. Company has provided Recipient with a copy of the Plan.

6.	Employment, Directorship or Other Service.

No provision of this Agreement or of the Stock Option granted hereunder shall give the Recipient any right to continued employment, directorship or other service with respect to the Company or any Affiliates, create any inference as to the length of employment, directorship or other service of the Recipient, affect the right of the Company or Affiliates to terminate the employment, directorship or other service of the Recipient, with or without Cause, or give the Recipient any right to participate in any employee welfare or benefit plan or other program (other than the Plan) of the Company or any of the Affiliates.

7.	Governing Law.

This Agreement and the Stock Option granted hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California (other than its laws respecting choice of law).

8.	Waiver; Cumulative Rights.

The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

9.	Notices.

Any notices, consents, or other communication to be sent or given hereunder by any of the parties shall in every case be in writing and shall be deemed properly served if (a) delivered personally, (b) sent by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, or (c) delivered to a nationally recognized overnight courier service, to the parties at the addresses set forth below:

If to the Company:	International Stem Cell Corporation
2595 Jason Court
Oceanside, CA 92056
Attention: Stock Plan Administrator
Facsimile: (760) 940-6387

If to the Recipient:

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Date of service of such notice shall be (w) the date such notice is personally delivered, (x) three (3) days after the date of mailing if sent by certified or registered mail, or (y) one (1) day after date of delivery to the overnight courier if sent by overnight courier.

10.	Conditional Grant.

This Stock Option is granted upon the condition that the Option Shares shall be forfeited unless each and any person who is a spouse of the Recipient at any time on or after the Grant Date (including any person who becomes a spouse after the Grant Date) executes a Consent of Spouse form provided by the Committee, unless the Committee shall waive such condition.

11.	Entire Agreement.

This Agreement and the Plan embody the complete agreement and understanding among the parties, and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, with respect to the subject matter hereof.

12.	Counterparts.

This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same instrument.

13.	Successors and Assigns.

This Agreement is intended to bind and inure to the benefit of, and be enforceable by, the Recipient and the Company and their respective successors and assigns (including subsequent holders of this Stock Option).

14.	No Strict Construction.

The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

15.	Remedies.

Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The Recipient agrees and acknowledges that money damages will not be an adequate remedy for any breach of the provisions of this Agreement and that the Company shall be entitled to specific performance and injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.

16.	Amendments and Waivers.

The Board may amend or waive any of the terms of the Award heretofore granted, prospectively or retroactively, but no such amendment shall adversely affect the rights of the Recipient without the Recipient’s consent.

17.	Headings.

The captions set forth in this Agreement are for convenience only and shall not be considered as part of this Agreement or as in any way limiting the terms and provisions hereof.

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Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Recipient has hereunto set his hand, all as of the day and year first above written.

INTERNATIONAL STEM CELL CORPORATION

By:
Name:	Ray Wood
Title:	Vice President, Finance, Principal
Financial Officer

Recipient:

Name: